UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 26, 2018

ARCHROCK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9807 Katy Freeway, Suite 100
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On April 26, 2018, Archrock Partners, L.P., a Delaware limited partnership (the “Partnership”), completed its merger with Amethyst Merger Sub LLC, a Delaware limited liability company (“Merger Sub”) and an indirect wholly owned subsidiary of Archrock, Inc., a Delaware corporation (“Archrock”), with the Partnership surviving the merger (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of January 1, 2018, as amended by Amendment No. 1 thereto, dated as of January 11, 2018 (as amended, the “Merger Agreement”), by and among the Partnership, Archrock, Merger Sub, Archrock General Partner, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), and Archrock GP LLC, a Delaware limited liability company and the general partner of the General Partner (the “Managing GP”).  Upon consummation of the Merger, Archrock acquired all of the outstanding common units representing limited partner interests in the Partnership (“Common Units”) that Archrock and its subsidiaries did not already own.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Common Unit was converted into the right to receive 1.40 shares of common stock of Archrock, par value $0.01 per share (“Archrock Common Stock” and such amount, the “Merger Consideration”), other than Common Units that were owned immediately prior to the Effective Time of the Merger by Archrock or its subsidiaries, which remain outstanding, unaffected by the Merger.  No fractional shares of Archrock Common Stock will be issued in the Merger; instead, all fractions of Archrock Common Stock to which a holder of Common Units otherwise would have been entitled will be aggregated and the resulting fraction will be rounded up to the nearest whole share of Archrock Common Stock.  In connection with the Merger, all of the Partnership’s incentive distribution rights, which were owned indirectly by Archrock, were canceled and cease to exist.

At the Effective Time, each award of phantom units of the Partnership (“Partnership Phantom Units”) (whether vested or unvested) that was outstanding as of immediately prior to the Effective Time was assumed by Archrock and converted into an award of restricted stock units of Archrock (“Archrock RSUs”) granted under Archrock’s 2013 Stock Incentive Plan representing a number of shares of Archrock Common Stock equal to (i) the number of Partnership Phantom Units subject to such award as of immediately prior to the Effective Time, multiplied by (ii) 1.40, rounded down to the nearest whole Archrock RSU. Each such award of Archrock RSUs shall be subject to the same vesting, forfeiture and other terms and conditions (including form(s) of payment and distribution equivalent rights, if any) applicable to the converted award of Partnership Phantom Units as of immediately prior to the Effective Time.

Pursuant to the Merger Agreement, Archrock issued approximately 57.8 million shares of Archrock Common Stock to the holders of Common Units (other than Archrock and its subsidiaries) as the Merger Consideration as described above.

Pursuant to Amendment No. 1 to Credit Agreement, dated as of February 23, 2018 (“Amendment No. 1 to Credit Agreement”), which amends that certain Credit Agreement, dated as of March 30, 2017, by and among the Partnership, Archrock Partners Finance Corp., a wholly owned subsidiary of the Partnership, and Archrock Partners Leasing LLC, an indirect wholly owned subsidiary of the Partnership, as guarantors, Archrock Partners Operating LLC, a wholly owned subsidiary of the Partnership, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereunder, and the lenders party thereto, at the Effective Time, the Additional Amendments Effective Date (as defined in Amendment No. 1 to Credit Agreement) occurred. A summary of certain of the effects of Amendment No. 1 to the Credit Agreement upon the Additional Amendments Effective Date can be found in the Current Report on Form 8-K filed by the Partnership on February 28, 2018 (the “Prior 8-K”).  A copy of Amendment No. 1 to Credit Agreement is attached as Exhibit 10.1 to the Prior 8-K, which is incorporated herein by reference.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to Archrock’s Current Report on Form 8-K filed the Securities and Exchange Commission (the “SEC”) on January 2, 2018, and Amendment No. 1 thereto, a copy of which is attached as Exhibit 2.2 to the Partnership’s Current Report on Form 8-K filed on January 16, 2018, each of which is incorporated herein by reference.

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the NASDAQ Global Select Market (the “NASDAQ”) was notified that each outstanding Common Unit (excluding certain Common Units owned by Archrock and its subsidiaries) was converted pursuant to the Merger into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement.  The Partnership requested that the NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Common Units. The Common Units were delisted and removed from trading on the NASDAQ prior to the opening of trading on April 27, 2018.

Item 3.03                   Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01                   Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated into this Item 5.01 by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, James G. Crump, G. Stephen Finley and Edmund P. Segner, III resigned as directors of the Managing GP.  The decision of each of Messrs. Crump, Finley and Segner to resign as directors of the Managing GP was not the result of any disagreement with the Managing GP or the Partnership on any matter relating to the operations, policies or practices of the Managing GP or the Partnership.

Item 7.01                   Regulation FD Disclosure.

On April 26, 2018, the Partnership and Archrock issued a joint press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  and will not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*

Agreement and Plan of Merger, dated as of January 1, 2018, by and among Archrock, Inc., Archrock GP LLC, Archrock General Partner, L.P. and Archrock Partners, L.P., incorporated by reference to Exhibit 2.1 of the Partnership’s Current Report on Form 8-K filed on January 2, 2018.

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of January 11, 2018, by and among Archrock, Inc., Archrock GP LLC, Archrock General Partner, L.P., Archrock Partners, L.P. and Amethyst Merger Sub LLC, incorporated by reference to Exhibit 2.2 of the Partnership’s Current Report on Form 8-K filed on January 16, 2018.

99.1	Press Release dated April 26, 2018.

*                 The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ARCHROCK PARTNERS, L.P.

By: Archrock General Partner, L.P.,
its general partner

By: Archrock GP LLC,
its general partner

April 26, 2018	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President and General Counsel